UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported):  August 16, 2010

PROPHASE LABS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-21617 (Commission File Number)	23-2577138 (I.R.S. Employer Identification No.)

621 Shady Retreat Road Doylestown, PA	18901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 16, 2010, ProPhase Labs, Inc. (the “Company”) was notified that Amper, Politziner and Mattia, LLP (“Amper”), the Company’s independent registered public accounting firm, has combined its practice with that of Eisner LLP (“Eisner”) and the name of the combined practice operates under the name EisnerAmper LLP.  The Audit Committee of the Company’s Board of Directors has engaged EisnerAmper LLP to serve as the Company’s new independent registered public accounting firm.  The combination of Amper with Eisner and the engagement by the Company of EisnerAmper LLP operates as a technical change of the Company’s certifying accountant.  Accordingly, the Company is filing this Form 8-K to provide the information required by Item 4.02.d

During the Company’s fiscal years ended December 31, 2009 and 2008, and through the date of this Current Report on Form 8-K, the Company did not consult with Eisner regarding any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

In connection with the audit of the Company’s consolidated financial statements for the years ended December 31, 2009 and 2008 and through the date of this Current Report on Form 8-K, there were no (i) disagreements between the Company and Amper on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Amper, would have caused Amper to make reference to the subject matter of the disagreement in their report on the Company’s financial statements for such year or for any such reporting period since the Company’s last fiscal year end and (ii) no reportable events within the meaning set forth in item 304(a)(1)(v) of Regulation S-K.

The Company has provided Amper a copy of the disclosures contained in this Form 8-K and has requested that Amper furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Amper agrees with the Company’s statements in this Item 4.01.  A copy of the letter dated August 16, 2010 furnished by Amper in response to that request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

16.1	Letter from Independent Public Accounting Firm Dated August 16, 2010

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Robert V. Cuddihy, Jr.
Robert V. Cuddihy, Jr. Chief Operating Officer

Date: August 17, 2010

EXHIBIT INDEX

No.	Description

16.1	Letter from Independent Public Accounting Firm Dated August 16, 2010